Exhibit 99.1

Media Contact	Investor Contact
Audria Belton	Cal Evans
Media Relations	Investor Relations
media@synovus.com	investorrelations@synovus.com
Synovus Announces Earnings for the Third Quarter 2022
Diluted Earnings per Share of $1.33 vs. $1.21 in 3Q21
Adjusted Diluted Earnings per Share of $1.34 vs. $1.20 in 3Q21

COLUMBUS, Ga., Oct. 20, 2022 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended Sept. 30, 2022. “We demonstrated ongoing progress this quarter as we continue to execute our strategic growth plan,” said Synovus President and CEO Kevin Blair. “Our strong third quarter performance is a result of increased productivity, deepened, more profitable client relationships as well as prudent expense management. Pre-provision net revenue of $288 million, up 24% year over year, was driven by broad-based loan growth and robust margin expansion. Credit quality was solid in the third quarter, and capital remained at targeted levels as we continued to utilize our strong earnings to support client loan growth. We are confident in and committed to our path forward by investing in our core and new business initiatives while prioritizing credit, capital and liquidity management as we face economic uncertainty ahead.”

Third Quarter 2022 Highlights
•Net income available to common shareholders of $194.8 million, or $1.33 per diluted share, up $0.17 sequentially and up $0.12 compared to prior year.
•Total revenue of $582.2 million increased $59.6 million sequentially, or 11%, and increased $82.3 million, or 16%, compared to prior year, driven by strong loan growth and higher interest rates.
•Pre-provision net revenue of $288.2 million increased $47.6 million sequentially, or 20%, and increased $55.4 million, or 24%, compared to prior year.
•Period-end loans increased $1.37 billion sequentially, or 13% annualized, with growth diversified across asset classes and commercial business lines.
•Total deposits declined $1.34 billion sequentially, or 3%, primarily resulting from higher-rate, non-bank liquidity alternatives for clients, seasonality, and excess liquidity deployment.
•Credit quality metrics continue to remain at strong levels with sequential improvement in the NPA ratio, stable NPL and criticized/classified loan ratios, and a historically low net charge-off ratio.
•Maintained preliminary CET1 ratio of 9.51% as robust capital generation continued to support client loan growth.

Third Quarter Summary

	Reported			Adjusted
(dollars in thousands)	3Q22	2Q22	3Q21	3Q22	2Q22	3Q21
Net income available to common shareholders	$194,753	$169,761	$178,482	$195,481	$171,018	$177,760
Diluted earnings per share	1.33	1.16	1.21	1.34	1.17	1.20
Total revenue	582,217	522,654	499,872	N/A	N/A	N/A
Total loans	42,571,458	41,204,780	38,341,030	N/A	N/A	N/A
Total deposits	47,697,564	49,034,700	47,688,419	N/A	N/A	N/A
Return on avg assets	1.39%	1.26%	1.34%	1.39%	1.27%	1.33%
Return on avg common equity	18.66	16.48	14.96	18.73	16.60	14.90
Return on avg tangible common equity	21.29	18.84	16.85	21.37	18.98	16.79
Net interest margin	3.49	3.22	3.01	N/A	N/A	N/A
Efficiency ratio-TE(1)(2)	50.41	53.87	53.34	49.98	53.43	52.96
NCO ratio-QTD	0.04	0.16	0.22	N/A	N/A	N/A
NPA ratio	0.32	0.33	0.45	N/A	N/A	N/A
(1) Taxable equivalent
(2) Adjusted tangible efficiency ratio

Balance Sheet

Loans*

(dollars in millions)	3Q22	2Q22	Linked Quarter Change	Linked Quarter % Change	3Q21	Year/Year Change	Year/Year % Change
Commercial & industrial**	$21,212.5	$20,778.3	$434.2	2%	$18,994.3	$2,218.2	12%
Commercial real estate	12,288.0	11,503.4	784.5	7	10,574.1	1,713.9	16
Consumer	9,071.0	8,923.0	147.9	2	8,772.7	298.3	3
Total loans	$42,571.5	$41,204.8	$1,366.7	3%	$38,341.0	$4,230.4	11%

*Amounts may not total due to rounding
**Includes PPP balances of $42.8 million, $86.7 million, and $782.2 million at 3Q22, 2Q22, and 3Q21, respectively.

•Total loans ended the quarter at $42.57 billion, up $1.37 billion sequentially, or 13% annualized.
•Commercial and industrial (C&I) loans increased $434.2 million sequentially, led by broad based growth within our Wholesale Banking segment and higher utilization from commitments.
•CRE loans increased $784.5 million sequentially, led by growth in multi-family loans and our Specialty Healthcare group in addition to the impact of a slowdown in payoffs.
•Consumer loans increased $147.9 million sequentially led by home equity and mortgage.

Deposits*

(dollars in millions)	3Q22	2Q22	Linked Quarter Change	Linked Quarter % Change	3Q21	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$15,373.7	$15,781.1	$(407.4)	(3)%	$14,832.9	$540.8	4%
Interest-bearing DDA	5,776.8	6,327.1	(550.3)	(9)	6,056.0	(279.2)	(5)
Money market	12,918.6	13,793.0	(874.5)	(6)	14,267.4	(1,348.9)	(9)
Savings	1,470.1	1,498.7	(28.6)	(2)	1,380.4	89.7	6
Public funds	5,549.7	5,863.9	(314.2)	(5)	5,791.6	(241.9)	(4)
Time deposits	2,110.9	2,147.8	(36.8)	(2)	2,579.3	(468.4)	(18)
Brokered deposits	4,497.8	3,623.1	874.7	24	2,780.7	1,717.1	62
Total deposits	$47,697.6	$49,034.7	$(1,337.1)	(3)%	$47,688.4	$9.1	—%

*Amounts may not total due to rounding

•Total deposits ended the quarter at $47.70 billion, down $1.34 billion sequentially, impacted by higher-rate, non-bank liquidity alternatives for clients, seasonality, and excess liquidity deployment.
•Total deposit costs increased 23 bps sequentially to 0.38% and were primarily impacted by the rising rate environment.

Income Statement Summary**

(in thousands, except per share data)	3Q22	2Q22	Linked Quarter Change	Linked Quarter % Change	3Q21	Year/Year Change	Year/Year % Change
Net interest income	$477,919	$425,388	$52,531	12%	$384,917	$93,002	24%
Non-interest revenue	104,298	97,266	7,032	7	114,955	(10,657)	(9)
Non-interest expense	294,010	282,051	11,959	4	267,032	26,978	10
Provision for (reversal of) credit losses	25,581	12,688	12,893	102	(7,868)	33,449	nm
Income before taxes	$262,626	$227,915	$34,711	15%	$240,708	$21,918	9%
Income tax expense	59,582	49,863	9,719	19	53,935	5,647	10
Preferred stock dividends	8,291	8,291	—	—	8,291	—	—
Net income available to common shareholders	$194,753	$169,761	$24,992	15%	$178,482	$16,271	9%
Weighted average common shares outstanding, diluted	146,418	146,315	103	—%	147,701	(1,283)	(1)%
Diluted earnings per share	$1.33	$1.16	$0.17	15	$1.21	$0.12	10
Adjusted diluted earnings per share	1.34	1.17	0.17	15	1.20	0.14	12
Effective tax rate	22.69%	21.88%			22.41%

**    Amounts may not total due to rounding

Core Performance

•Net interest income of $477.9 million was up $52.5 million sequentially, or 12%, and increased $93.0 million, or 24%, compared to prior year, driven by strong loan growth and higher rates.
◦Net interest margin was 3.49%, up 27 bps sequentially, aided by higher interest rates and deposit pricing discipline.
•Non-interest revenue increased $7.0 million, or 7%, sequentially and decreased $10.7 million, or 9%, compared to prior year.
◦The quarter-over-quarter increase was largely due to a prior quarter $7 million write-down on a minority fintech investment.
◦Year-over-year decline was primarily related to the continued challenging residential mortgage banking environment and prior year gains on equity investments, partially offset by increases in wealth revenue, brokerage revenue, and card fee income categories.
•Non-interest expense increased $12.0 million, or 4%, sequentially and increased $27.0 million, or 10%, compared to prior year. Adjusted non-interest expense increased $10.5 million, or 4%, sequentially and increased $27.1 million, or 10%, compared to prior year.
◦Increases were primarily due to higher performance-based incentives, merit-related salary increases, and operating costs related to realized revenue growth and investments in new growth initiatives.
•Credit quality ratios remain historically strong. The non-performing loan and asset ratios were 0.29% and 0.32%, respectively; the net charge-off ratio for the quarter was 0.04%, and total past dues were 0.15% of total loans outstanding.
•Provision for credit losses of $25.6 million increased $12.9 million sequentially and increased $33.4 million compared to prior year. Drivers of the increase included loan growth and a modest increase in the allowance for credit losses coverage ratio (to loans) of 2 bps sequentially, a result of deteriorating economic conditions mostly offset by continued strong credit quality.

Capital Ratios

	3Q22		2Q22	3Q21
Common equity Tier 1 capital (CET1) ratio	9.51%	*	9.46%	9.58%
Tier 1 capital ratio	10.58	*	10.56	10.79
Total risk-based capital ratio	12.44	*	12.43	12.92
Tier 1 leverage ratio	9.04	*	9.03	8.78
Tangible common equity ratio	5.52		6.26	7.68
* Ratios are preliminary.

Capital

•Preliminary CET1 ratio improved 5 bps during the quarter to 9.51%, and the preliminary total risk-based capital ratio of 12.44% improved 1 bps from the previous quarter as capital generated through earnings helped offset the impact of loan growth.

Third Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on October 20, 2022. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $59 billion in assets. Synovus provides commercial and consumer banking and a full suite of specialized products and services, including private banking, treasury management, wealth management, mortgage services, premium finance, asset-based lending, structured lending, capital markets and international banking. Synovus has 254 branches in Georgia, Alabama, South Carolina, Florida and Tennessee. Synovus is a Great Place to Work-Certified Company and is on the web at synovus.com and on Twitter, Facebook, LinkedIn and Instagram.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance; expectations on our growth strategy, expense and revenue initiatives, capital management, balance sheet management, and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest expense; adjusted tangible efficiency ratio; adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; and tangible common equity ratio are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest expense; efficiency ratio-TE; net income available to common shareholders; diluted earnings per share; return on average assets; return on average common equity; and the ratio of total shareholders' equity to total assets, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted diluted earnings per share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio is used by management to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	3Q22	2Q22	3Q21

Adjusted non-interest expense
Total non-interest expense	$294,010	$282,051	$267,032
Subtract: Earnout liability adjustments	—	—	243
Subtract/add: Restructuring charges	(956)	1,850	(319)
Subtract: Valuation adjustment to Visa derivative	—	(3,500)	—
Subtract/add: Fair value adjustment on non-qualified deferred compensation	1,076	3,240	97
Adjusted non-interest expense	$294,130	$283,641	$267,053

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	3Q22	2Q22	3Q21
Adjusted tangible efficiency ratio
Adjusted non-interest expense	$294,130	$283,641	$267,053
Subtract: Amortization of intangibles	(2,118)	(2,118)	(2,379)
Adjusted tangible non-interest expense	$292,012	$281,523	$264,674

Net interest income	$477,919	$425,388	$384,917
Add: Tax equivalent adjustment	972	960	736
Add: Total non-interest revenue	104,298	97,266	114,955
Total TE revenue	583,189	523,614	500,608
Add/subtract: Investment securities losses (gains), net	—	—	(962)
Subtract/add: Fair value adjustment on non-qualified deferred compensation	1,076	3,240	97
Total adjusted revenue	$584,265	$526,854	$499,743
Efficiency ratio-TE	50.41%	53.87%	53.34%
Adjusted tangible efficiency ratio	49.98	53.43	52.96

Adjusted return on average assets
Net income	$203,044	$178,052	$186,773
Add: Earnout liability adjustments	—	—	(243)
Add/subtract: Restructuring charges	956	(1,850)	319
Add: Valuation adjustment to Visa derivative	—	3,500	—
Add/subtract: Investment securities losses (gains), net	—	—	(962)
Add/subtract: Tax effect of adjustments (1)	(228)	(393)	164
Adjusted net income	$203,772	$179,309	$186,051
Net income annualized	$805,555	$714,165	$741,002
Adjusted net income annualized	$808,443	$719,206	$738,137
Total average assets	$58,055,979	$56,536,940	$55,326,260
Return on average assets	1.39%	1.26%	1.34%
Adjusted return on average assets	1.39	1.27	1.33

Adjusted net income available to common shareholders and adjusted diluted earnings per share
Net income available to common shareholders	$194,753	$169,761	$178,482
Add: Earnout liability adjustments	—	—	(243)
Add/subtract: Restructuring charges	956	(1,850)	319
Add: Valuation adjustment to Visa derivative	—	3,500	—
Add/subtract: Investment securities losses (gains), net	—	—	(962)
Add/subtract: Tax effect of adjustments (1)	(228)	(393)	164
Adjusted net income available to common shareholders	$195,481	$171,018	$177,760
Weighted average common shares outstanding, diluted	146,418	146,315	147,701
Diluted earnings per share	$1.33	$1.16	$1.21
Adjusted diluted earnings per share	1.34	1.17	1.20

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	3Q22	2Q22	3Q21
Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity
Net income available to common shareholders	$194,753	$169,761	$178,482
Subtract/add: Earnout liability adjustments	—	—	(243)
Add/subtract: Restructuring charges	956	(1,850)	319
Add: Valuation adjustment to Visa derivative	—	3,500	—
Add/subtract: Investment securities losses (gains), net	—	—	(962)
Add/subtract: Tax effect of adjustments (1)	(228)	(393)	164
Adjusted net income available to common shareholders	$195,481	$171,018	$177,760

Adjusted net income available to common shareholders annualized	$775,550	$685,951	$705,243
Add: Amortization of intangibles, annualized net of tax	6,401	6,471	7,050
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$781,951	$692,422	$712,293

Net income available to common shareholders annualized	$772,661	$680,910	$708,108
Add: Amortization of intangibles, annualized net of tax	6,401	6,471	7,050
Net income available to common shareholders excluding amortization of intangibles annualized	$779,062	$687,381	$715,158

Total average shareholders' equity less preferred stock	$4,141,516	$4,132,536	$4,734,754
Subtract: Goodwill	(452,390)	(452,390)	(452,390)
Subtract: Other intangible assets, net	(30,214)	(32,387)	(39,109)
Total average tangible shareholders' equity less preferred stock	$3,658,912	$3,647,759	$4,243,255
Return on average common equity	18.66%	16.48%	14.96%
Adjusted return on average common equity	18.73	16.60	14.90
Return on average tangible common equity	21.29	18.84	16.85
Adjusted return on average tangible common equity	21.37	18.98	16.79

(dollars in thousands)	September 30, 2022	June 30, 2022	December 31, 2021	September 30, 2021

Tangible common equity ratio
Total assets	$58,639,522	$57,382,745	$57,317,226	$55,509,129
Subtract: Goodwill	(452,390)	(452,390)	(452,390)	(452,390)
Subtract: Other intangible assets, net	(29,242)	(31,360)	(35,596)	(37,975)
Tangible assets	$58,157,890	$56,898,995	$56,829,240	$55,018,764

Total shareholders’ equity	$4,229,715	$4,584,438	$5,296,800	$5,252,802
Subtract: Goodwill	(452,390)	(452,390)	(452,390)	(452,390)
Subtract: Other intangible assets, net	(29,242)	(31,360)	(35,596)	(37,975)
Subtract: Preferred Stock, no par value	(537,145)	(537,145)	(537,145)	(537,145)
Tangible common equity	$3,210,938	$3,563,543	$4,271,669	$4,225,292
Total shareholders’ equity to total assets ratio	7.21%	7.99%	9.24%	9.46%
Tangible common equity ratio	5.52	6.26	7.52	7.68

(1) An assumed marginal tax rate of 23.8% for 2022 and 25.3% for 2021 was applied.